Exhibit 3.5

FIFTH AMENDED AND RESTATED BYLAWS

OF

RETAIL PROPERTIES OF AMERICA, INC.

ARTICLE I

OFFICES AND FISCAL YEAR

SECTION 1. REGISTERED OFFICE/AGENT. Retail Properties of America, Inc. (the “Company”) shall continuously maintain in the State of Maryland a registered office and a registered agent whose office is identical with such registered office. The address of the Company’s registered office in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. The name of the Company’s registered agent at such address is The Corporation Trust Incorporated. The Company reserves the power to change its registered agent and registered office at any time.

SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

SECTION 3. OTHER OFFICES. The Company may also have offices other than its principal office at such other places both within and without the State of Maryland as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business of the Company may require.

SECTION 4. ACCOUNTING YEAR. The Board shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution; provided that, unless otherwise provided by the Board, the Company’s fiscal year shall be the calendar year.

ARTICLE II

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the Company (the “Stockholders”) shall be held on the first Tuesday in May of each year or on such other day as the Board may determine. The purpose of each annual meeting of the Stockholders is to elect directors of the Company (the “Directors”) and to transact such other business, as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day (as defined in Section 2(b)(7) of this Article II).

SECTION 2. SPECIAL MEETINGS.

(a) General. The Chairman of the Board, President, Chief Executive Officer, a majority of the Directors or a majority of the Independent Directors (as defined in the Articles of Incorporation of the Company) may call a special meeting of the Stockholders. Subject to Section 2(b)(3), a special meeting of Stockholders shall also be called by the Secretary of the Company (the “Secretary”) to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meeting

(1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder, each individual whom the Stockholder proposes to nominate for election as a Director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors (or the election of each such individual, if applicable) in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of Stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such Stockholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Company’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such Stockholder, and (C) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by each such Stockholder, (iv) be sent to the Secretary by registered mail, return receipt requested, and (v) be received by the Secretary within 60 days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 2(b)(2), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, President, Chief Executive Officer or Board, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); provided, further, that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., Eastern Time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; provided, further, that in the event that the Board fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting, the Chairman of the Board, Chief Executive Officer, President or Board may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting Stockholders fail to comply with the provisions of Section 2(b)(3).

(5) If written revocations of the Special Meeting Request have been delivered to the Secretary by requesting Stockholders and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting, or for the chairman of the meeting to adjourn the meeting without action on the matter, then (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board, Chief Executive Officer, President or Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, Stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Company or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

SECTION 3. PLACE OF MEETINGS. Each meeting of the Stockholders for the election of Directors shall be held at the principal executive offices of the Company unless the Board shall by resolution designate any other place for such meeting. Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Maryland, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 4. NOTICE OF MEETINGS. Except as provided in the second sentence of Section 2(a) of this Article II, not less than ten (10) nor more than ninety (90) days before an annual or a special meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Stockholder personally, by leaving it at such Stockholder’s residence or usual place of business, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at such Stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. The Company may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless a Stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

SECTION 5. SCOPE OF NOTICE. Subject to Section 12(a)(1) of this Article II, any business of the Company may be transacted at an annual meeting of Stockholders without being specifically designated in the notice required in Section 4 of this Article II, except such business as is required by any statute to be stated in such notice. No business shall be transacted at any special meeting of Stockholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of Stockholders by making a “public announcement” (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in Section 4 of Article 2.

SECTION 6. WAIVER OF NOTICE. Anything in these Bylaws to the contrary notwithstanding, with respect to any meeting of the Stockholders, any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Stockholder attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to any other provision of these Bylaws, the Articles of Incorporation of the Company, as amended and restated (the “Articles”), or any statute, as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business and may, without the necessity for concurrence by the Directors, vote to elect the Directors. The vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, shall be binding on all Stockholders, unless the vote of a greater number or voting by classes is required by the Maryland General Corporate Law (the “MGCL”), the Articles or these Bylaws. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of Stockholders such that less than a quorum is present.

In the absence of a quorum, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken.

Every meeting of Stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the Stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of the Stockholders shall be determined by the chairman. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 8. VOTING; PROXIES.

(a) A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Articles or these Bylaws. Unless otherwise provided in the Articles or these Bylaws or expressly required by the MGCL, each share of stock of the Company outstanding shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

(b) A Stockholder may cast the votes that the Stockholder is entitled to cast either in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Stock of the Company registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, a managing member, trustee or other duly-authorized officer or agent thereof, as the case may be, or a proxy appointed by any of the foregoing individuals. The Company may request such documentation as it deems necessary to establish the authority of any such individual to vote such stock. Any director or other fiduciary may vote shares registered in his or her name in such capacity, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 10. INSPECTORS OF ELECTION. The Board or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a unanimous consent in setting forth such action is given in writing or by electronic transmission by each Stockholder entitled to vote on the matter and filed with the minutes of proceedings of the Stockholders.

SECTION 12. NOMINATIONS AND STOCKHOLDER BUSINESS.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) by or at the direction of the Board, (ii) by any Stockholder of the Company who was a Stockholder of record both at the time of giving of notice by the Stockholder as provided for in this Section 12(a)(1) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a)(1) or (iii) to the extent required by other applicable law by the persons and subject to the applicable requirements provided for therein.

(2) For any nomination or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (ii) of paragraph (a)(1) of this Section 12, the Stockholder must have given timely notice thereof in writing to the Secretary and, in the case of such other business, must otherwise be a proper matter for action by the Stockholders. A Stockholder’s notice shall be timely if it sets forth all information required under this Section 12(a) and is delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In addition, with respect to the first annual meeting after the effectiveness of these Fifth Amended and Restated Bylaws occurs, a Stockholder’s notice also shall be timely if either (i) it was received prior to such effectiveness and complied with all applicable requirements pursuant to the bylaws of the Company that were effective immediately prior to the effectiveness of these Fifth Amended and Restated Bylaws or (ii) if these Fifth Amended and Restated Bylaws become effective after the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting, the Stockholder’s notice sets forth all information required under this Section 12(a) and is delivered to the Secretary at the principal executive office of the Company on or before the earlier of the 30th day after these Fifth Amended and Restated Bylaws become effective or the date by which such notice would have been required to be delivered pursuant to the bylaws of the Company that were effective immediately prior to the effectiveness of these Fifth Amended and Restated Bylaws. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.

(3) Such Stockholder’s notice shall set forth:

(A) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(B) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the Stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or Stockholder Associated Person;

(C) as to the Stockholder giving the notice any Proposed Nominee and any Stockholder Associated Person,

(i) the class, series and number of all shares of stock or other securities of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(ii) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person,

(iii) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Company, other than an interest arising from the ownership of Company Securities where such Stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series, and

(iv) whether and the extent to which such Stockholder, Proposed Nominee or Stockholder Associated Person is subject to or during the last six months has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such Stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Company disproportionately to such person’s economic interest in the Company Securities;

(D) as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of paragraph (C) of this Section 12(a)(3) and any Proposed Nominee,

(i) the name and address of such Stockholder, as they appear on the Company’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and

(ii) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person; and

(E) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting any Proposed Nominee or the proposal of other business on the date of such Stockholder’s notice.

(4) Such Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (A) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Director that has not been disclosed to the Company and (B) will serve as a Director of the Company if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request, to the Stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market)

(5) Notwithstanding anything in this subsection (e) of this Section 12(a)(3) to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting, a Stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement to Stockholders is first made by the Company.

(6) For purposes of this Section 12(a), “Stockholder Associated Person” of any Stockholder means (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such Stockholder (other than a Stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

(c) General.

(1) If information submitted pursuant to this Section 12 by any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such Stockholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board, any such Stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 12, and (ii) a written update of any information submitted by the Stockholder pursuant to this Section 12 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.

(2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by Stockholders as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3) “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or widely circulated news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of Stockholders to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5) Nothing in this Section 12 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act

SECTION 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Articles or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Company. This section may be repealed or amended, in whole or in part, at any time, whether before or after an acquisition of control shares, and, upon such repeal or amendment, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

SECTION 14. BUSINESS COMBINATIONS. By virtue of resolutions adopted by the Board prior to or at the time of adoption of these Bylaws, any business combination (as defined in Section 3-601(e) of the MGCL) between the Company and any of its present or future Stockholders, or any affiliates or associates of the Company or any present or future Stockholder of the Company, or any other person or entity or group of persons or entities, is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Company and any other person, whether identified specifically, generally or by type from the provisions of Subtitle 6 of Title 3 of the MGCL without the approval of Stockholders entitled to cast a majority of all votes cast by the holders of the issued and outstanding shares of common stock of the Company

SECTION 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any Stockholder shall demand that voting be by ballot.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board.

SECTION 2. OUTSIDE ACTIVITIES. A Director who is not also an officer of the Company shall have no responsibility to devote his or her full time to the affairs of the Company. Any Director or officer of the Company, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those relating to the Company.

SECTION 3. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Company shall initially be nine. A majority of the entire Board may increase or decrease the number of Directors; provided, however, that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15; provided, further, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors.

SECTION 4. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board may be held immediately after and at the same place as the annual meeting of Stockholders, with no notice other than this Bylaw provision being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without other notice than such resolution.

SECTION 6. NOTICE OF MEETINGS. Notice of any special meeting of the Board shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail, with postage thereon prepaid, or courier to each Director at his or her business or residence address. Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least two days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer back indicating receipt. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 7. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that if less than a majority of such Directors are present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; provided, further, that if, pursuant to applicable law, the Articles or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or, if greater, the other percentage of such group.

The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

SECTION 8. VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a lesser or greater proportion is required for such action by applicable law, the Articles or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles or these Bylaws.

SECTION 9. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board shall designate a Chairman of the Board. The Chairman of the Board shall be a Director who shall not, solely by reason of these Bylaws, be an officer of the Company. The Board may designate the Chairman of the Board as an executive or non-executive Chairman. The Chairman of the Board shall preside, when present, at all meetings of the Board. The Chairman of the Board shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board.

SECTION 10. CONDUCT OF MEETING. All meetings of the Board shall be called to order and presided over by the Chairman of the Board, or, in the absence of the Chairman, the Vice Chairman of the Board, if any, or in the absence of both the Chairman and Vice Chairman of the Board, by a member of the Board selected by the members present. An individual designated by the presiding director of the meeting or, in the absence of such appointment or appointed individual, the Secretary or, in his or her absence, an Assistant Secretary shall act as Secretary at all meetings of the Board. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board.

SECTION 12. RESIGNATIONS. Any Director may resign from the Board or any committee thereof at any time by delivering his or her resignation to the Board, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein, which may be on or after the time of the resignation, or if no time be specified, at the time of the receipt of such resignation by the Board, the Chairman of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 13. FILLING OF VACANCIES. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder. Except as may be provided to the Board in setting the terms of any class or series of stock, any vacancy on the Board for any cause, including an increase in the number of Directors, may be only filled by a majority of the remaining Directors, even if such majority is less than a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the Directorship in which the vacancy occurred until his or her successor is duly elected and qualifies.

SECTION 14. COMPENSATION OF DIRECTORS. Directors may receive compensation for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their expenses, if any; and nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

SECTION 15. RELIANCE. Each Director of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Director reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director reasonably believes to be within the person’s professional or expert competence, or by a committee of the Board on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

SECTION 16. RATIFICATION. The Board or the Stockholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board or the Stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any Stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board or by the Stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

SECTION 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Articles or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (a) a meeting of the Board or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board.

ARTICLE IV

COMMITTEES

SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The Board may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board.

SECTION 2. POWERS. The Board may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board, except as prohibited by law, the Articles, or these Bylaws.

SECTION 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.

SECTION 4. TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.

SECTION 6. VACANCIES; REMOVAL; DISSOLUTION. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee

ARTICLE V

OFFICERS

SECTION 1. EXECUTIVE AND OTHER OFFICERS. The Company shall have a President, a Secretary and a Treasurer. The Company may also have an executive Chairman of the Board and one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President or a Senior Vice President or by any other designation as the Board may deem appropriate), assistant officers, and subordinate officers as designated by the Board of Directors. A person may hold more than one office in the Company except that no person may serve concurrently as both President and a Vice President of the Company. The executive Chairman of the Board, if any, shall be a Director, and the other officers may be Directors. The Board of Directors may designate who shall serve as Chief Executive Officer, and may designate a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, a Chief Administrative Officer, a Chief Investment Officer, a President of Property Management, a General Counsel or other officers with functional titles and specify the duties of such officers in addition to those set forth herein.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the Board at the first meeting of the Board held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent. In the event of the absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board if, in its judgment, the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by delivering his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled by the Board.

SECTION 5. CHIEF EXECUTIVE OFFICER. The Board may designate a Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business and affairs of the Company, and shall perform such duties as are customarily performed by the chief executive officer of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board; he or she may execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated exclusively to other officer(s) or agent(s) of the Company.

SECTION 6. PRESIDENT. Subject to the direction and control of the Board, in the absence of a Chief Executive Officer, the President shall be in charge of the business of the Company and shall see that the resolutions and directions of the Board are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the Board; and in general, the President shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. Except in those instances in which the authority to execute is expressly delegated exclusively to other officer(s) or agent(s) of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the President may execute for the Company, certificates for its Shares, if any, and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and the President may accomplish such execution either under or without the seal of the Company, or either individually or with the Secretary, any Assistant Secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law. The President may vote all securities which the Company is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the Company by the Board.

SECTION 7. VICE PRESIDENT. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents), if one shall be elected, shall assist the President in the discharge of the President’s duties, as the President may direct, and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated exclusively to other officer(s) or agent(s) of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the Vice President (or each of them if there are more than one) may execute for the Company, certificates for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with the Secretary, any Assistant Secretary or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law.

SECTION 8. TREASURER. The Treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the Company; (ii) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board.

SECTION 9. SECRETARY. The Secretary shall: (i) record the minutes of the Stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the Company; (iv) keep a register of the post-office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (v) except in those instances in which the authority to execute is expressly delegated exclusively to other officer(s) or agent(s) of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, the Secretary may execute for the Company, certificates, if any, for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with any officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law; (vi) have general charge of the stock transfer books of the Company; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board. Except in those instances in which the authority to execute is expressly delegated exclusively to other officer(s) or agent(s) of the Company, or a different mode of execution is expressly prescribed by the Board or these Bylaws, each of the Assistant Secretaries may execute for the Company, certificates, if any, for its Shares and any contracts, deeds, mortgages, bonds or other instruments which the Board have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the Company, and either individually or with any officer thereunto authorized by the Board, according to the requirements of the form of the instrument or applicable law.

ARTICLE VI

CONTRACTS, CHECKS, DEPOSITS AND BANK ACCOUNTS

SECTION 1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.

SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by the Board.

SECTION 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company as the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board may determine.

SECTION 4. BANK ACCOUNTS. Each officer of the Company that holds office of a rank of Vice President or above is authorized to take any and all actions and sign any and all instruments to establish corporate banking accounts at any commercial banking institution on behalf of the Company.

ARTICLE VII

SHARES OF EQUITY STOCK

SECTION 1. RECORDS AND CERTIFICATES. Except as may be otherwise provided by the Board, Stockholders of the Company are not entitled to certificates representing the shares of stock held by them. In the event that the Company issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Company in the manner permitted by the MGCL. In the event that the Company issues shares of stock without certificates, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of Stockholders based on whether or not their shares are represented by certificates.

SECTION 2. LOST CERTIFICATES. Any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such Stockholder and the Board has determined that such certificates may be issued. Unless otherwise determined by an officer of the Company, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as it may direct as indemnity against any claim that may be made against the Company.

SECTION 3. DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by the MGCL and subject to any restrictions contained in the Articles, the Directors may declare and pay dividends upon the Shares in the manner and upon the terms and conditions provided by the MGCL and the Articles.

SECTION 4. RECORD DATES. The Board may set, in advance, a record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or determining Stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Stockholders is to be held or taken.

When a determination of Stockholders entitled to receive notice of and to vote at any meeting of Stockholders has been made as provided in this Section 3, such record date shall continue to apply to any adjournment thereof, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

SECTION 5. TRANSFERS OF SHARES. All transfers of shares of stock shall be made on the books of the Company, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board or any officer of the Company may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the Board that such shares of stock shall no longer to be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Articles and all of the terms and conditions contained therein.

SECTION 6. STOCK LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each Stockholder and the number of shares of each class held by such Stockholder.

SECTION 7. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board may authorize the Company to issue fractional stock or scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles or these Bylaws, the Board may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION.

(a) The Company shall, to the maximum extent permitted by Maryland law as in effect from time to time, subject to paragraphs (c) and (d) of this Section 1, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses (including legal fees) in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Director of the Company and at the request of the Company, serves or has served as a Director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding, by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Articles and these Bylaws shall vest immediately upon election of a Director.

(b) In addition to and not in limitation of the provisions of Section 1(a) of this Article VIII, the Company may, with the approval of the Board, provide such indemnification and advancement of expenses to an individual who served a predecessor of the Company in any of the capacities described in (a)(i) or (a)(ii) above and to any officer, employee or agent of the Company or a predecessor of the Company. For purposes of this Article VIII, each individual entitled to indemnification and advancement of expenses as set forth in Sections 1(a)(i) or (a)(ii) of this Article VIII, or, as set forth in this Section 1(b), each individual the Company may, with the approval of the Board, provide with indemnification and advancement of expenses, is referred to as an “Indemnitee.”

(c) Notwithstanding any other provision of this Article VIII, Section 1(a) shall not entitle an Indemnitee to:

(i) indemnification hereunder, if such proceeding was one by or in the right of the Company and the Indemnitee is adjudged to be liable to the Company;

(ii) indemnification hereunder, if such proceeding charges improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s official capacity, in which the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received; or

(iii) indemnification or advancement of expenses, if such proceeding was brought by the Indemnitee unless: (a) the proceeding was brought to enforce rights under the Articles or the Bylaws, and then only to the extent in accordance with and as authorized by the Articles or the Bylaws, or (b) a resolution of the Stockholders entitled to vote generally in the election of Directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise.

(d) Notwithstanding any other provision of this Article VIII, Section 1(a) shall not entitle an Indemnitee to indemnification for any judgments, penalties, fines and amounts paid in settlement in a proceeding described in Section 1(a), in whole or in part, for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; provided, however, the Company shall pay expenses, as described Section 1(a), incurred by the Indemnitee in connection with any such proceeding.

(e) Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Bylaws or the Articles inconsistent with this Article VIII, shall eliminate or reduce the protection afforded by this Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 2. INDEMNIFICATION INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Indemnitee against any liability, whether or not the Company would have the power to indemnify him or her against such liability.

SECTION 3. NON-EXCLUSIVE RIGHT TO INDEMNIFY; HEIRS AND PERSONAL REPRESENTATIVES. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way the rights to which any person seeking indemnification or reimbursement of expenses may or become entitled under any bylaw, regulation, insurance agreement or otherwise. The rights to indemnification set forth in this Article VIII are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person.

SECTION 4. NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Company to the full extent permitted by law. This Article VIII shall not limit the Company’s power to indemnify against liabilities not arising from a person’s serving the Company as a Director, officer, employee or agent.

ARTICLE IX

SEAL

SECTION 1. SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization. The Board may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 2. AFFIXING SEAL. Whenever the Company is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice of any meeting is required to be given pursuant to the Articles or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any such meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened

ARTICLE XI

AMENDMENTS

The Board shall have the exclusive power to alter, amend or repeal these Bylaws. This Article XI and Sections 13 and 14 of Article II of these Bylaws may not be altered, amended or repealed except by the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Company.